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                                                                     EXHIBIT 5.1



LUCE FORWARD                                            600 West Broadway
ATTORNEYS AT LAW - FOUNDED 1873                         Suite 2600
LUCE, FORWARD, HAMILTON & SCRIPPS LLP                   San Diego, CA 92101-3372
                                                        619.236.1414
                                                        619.232.8311 fax

                                                        www.luce.com



                                  May 10, 2007



Board of Directors
SIMULATIONS PLUS, INC.
42505 10th Street West
Lancaster, California 93534-7059

         Re:      Registration Statement on Form S-8
                  1996 Stock Option Plan and 2007 Stock Option Plan

Gentlemen:

We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 605,000 shares of common stock, $0.001 par value per share (the "Common Stock"), of Simulations Plus, Inc., a California corporation (the "Company"), to be issued pursuant to the Company's 1996 Stock Option Plan and 2007 Stock Option Plan (the "Plans").

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plans, when issued in accordance with the Registration Statement and the provisions of the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Luce, Forward, Hamilton & Scripps LLP

Luce, Forward, Hamilton & Scripps LLP